SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 20, 2008

VERTIS, INC.

d/b/a Vertis Communications

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	333-97721	13-3768322
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

250 WEST PRATT STREET	21201
BALTIMORE, MARYLAND	(Zip Code)
(Address of Principal Executive Offices)

(410) 528-9800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As previously announced and as part of the strategy of Vertis, Inc. (the “Company”) to preserve and enhance its near-term liquidity, on April 1, 2008, the Company elected to forego making a $17.1 million interest payment on its 9-3/4% Senior Secured Second Lien Notes (the “Second Lien Notes”).  Under the terms of the indenture governing the Second Lien Notes, the Company had a thirty-day grace period in which to make this interest payment before it would be an event of default.

Pursuant to a forbearance agreement dated April 30, 2008, as amended on May 14, 2008 (the “Forbearance Agreement”), the holders of the requisite percentage of the outstanding principal amount of the Second Lien Notes agreed to forbear from exercising their rights and remedies under the indenture governing the Second Lien Notes and from directing the trustee under the indenture from exercising any such rights and remedies on the holders’ behalf until the occurrence of certain events (the “Forbearance Termination Events”).

On May 20, 2008, the holders of more than 75% of the outstanding principal amount of the Second Lien Notes agreed to a second amendment to the Forbearance Agreement (the “Second Amendment”).  Under the Forbearance Agreement as amended by the Second Amendment, the holders of the requisite percentage of the outstanding principal amount of the Second Lien Notes agreed to forbear from exercising their rights and remedies under the indenture governing the Second Lien Notes and from directing the trustee under the indenture from exercising any such rights and remedies on the holders’ behalf until the occurrence of the following events: (i) the failure of a specified percentage of certain note holders having executed a restructuring and lock-up agreement (the “Restructuring Agreement”) on or before May 27, 2008, (ii) the termination of the Restructuring Agreement in accordance with its terms, (iii) the occurrence of certain events under the forbearance agreement dated April 3, 2008 between the Company and the lenders under the Company’s four-year revolving credit agreement, as may be amended, (iv) the occurrence of certain events under the forbearance agreement dated as of April 2, 2008 by and among Vertis Receivables II, LLC, Webcraft, LLC, Webcraft Chemicals, LLC, Enteron Group, LLC, Vertis Mailing, LLC, the Company and General Electric Capital Corporation, as may be amended and (v) the occurrence of certain other events described in the Forbearance Agreement (the “Forbearance Period”).  All other terms of the Forbearance Agreement remain unchanged by the Second Amendment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTIS, INC.

By:	/s/ BARRY C. KOHN
Name: Barry C. Kohn
Title: Chief Financial Officer

Date:  May 21, 2008